Diodes Second Quarter 2007 Conference Call Participants:

Dr. Keh-Shew Lu, Carl Wertz, Mark King and Richard White

================================================================================

Introduction: Crocker Coulson, CCG

Good morning and welcome to Diodes' second quarter 2007 earnings conference call.

With us today are Diodes' President and CEO, Dr. Keh-Shew Lu calling in from Taiwan, as well as its Chief Financial Officer, Carl Wertz, Senior VP of Sales and Marketing, Mark King, and Senior Vice President-Finance, Richard White.

Before I turn the call over to Dr. Lu, may I remind our listeners that in this call, management's prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and management may make additional forward-looking statements in response to your questions.

Therefore, the Company claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today, and therefore we refer you to a more detailed discussion of the risks and uncertainties in the Company's filings with the Securities and Exchange Commission.

In addition, any projections as to the Company's future performance represent management's estimates as of today, August 2, 2007. Diodes assumes no obligation to update these projections in the future as market conditions change.

For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 60 days at the investor relations section of Diodes' website at www.diodes.com.

And now it's my pleasure to turn the call over Diodes' CEO, Dr. Keh-Shew Lu.

Dr. Keh-Shew Lu, President and CEO of Diodes

Thank you, Crocker.

Welcome everyone, and thank you for joining us today.

We are very pleased to report another quarter of solid results, with Diodes continuing to outperform the overall industry. During the second quarter we made progress on a number of important areas of our business strategy, as we:

      o restructured our analog manufacturing operations from Taiwan to China to improve efficiency,

      o launched a number of new innovative products targeted at high growth end markets, and

      o     delivered solid results for our shareholders.

Second quarter highlights include the following results:

o Revenues increased 16% year-over-year, and 4.6% sequentially to a new record of $96.3 million

o Adjusted net income increased 16% year-over-year to $15 million, or 53 cents per share, up from $12.9 million, or 45 cents per share, in the second quarter of 2006, and 50 cents in the first quarter of 2007

o And, we announced another 3-for-2 stock split which became effective two days ago

Our second quarter results demonstrate that Diodes has continued to outperform the overall market and continues to take share of our key markets, as market conditions improved and demand picked up in Asia following the seasonally slow first quarter.

During the quarter we moved and consolidated our analog manufacturing operations from Hsinchu, Taiwan into our facilities in China, to drive operational efficiencies and leverage the infrastructure already in place at our high volume Shanghai manufacturing facilities.

During the second quarter we introduced several innovative new products leveraging our Super Barrier Rectifier technology, called SBR(R), technology packaged in Diodes' proprietary high performance Power(TM)DI, and in the Ultra-Miniature DFN package.

We also introduced new Low-Voltage Operational-Amplifiers and Comparators, a second generation switch for the cell phone and the portable consumer electronics market, in addition to a new high-efficiency DC-DC Buck Converter.

Later Mark will discuss new product launches that reaffirm our commitment to research and development for next-generation technologies designed to meet the growing demand for higher efficiencies and smaller form factor in the fastest growing end markets.

We ended the quarter with over $350 million in cash and short-term investments, which gives us enough financial flexibility to continue to pursue acquisition candidates within our targeted market segments that fit our criteria to accelerate our profitable growth.

As we enter the third quarter, we expect to continue to build on our strengths as we benefit from synergies between our discrete and adjacent analog segments, and continue to focus on customer centric innovation and efficient manufacturing to deliver profitable growth.

With that, I'm going to turn the call over to Carl to discuss our financial results in more detail.

2Q 2007 Financials: Carl Wertz

Thanks, Dr. Lu, and good morning everyone.

As Dr. Lu mentioned, in the second quarter Diodes continued to outperform the industry, and to make solid progress in the execution of our strategy. In the second quarter of 2007 both revenue and profits were up on a year-over-year basis.

      o Revenues for the second quarter reached an all-time high of $96.3 million, an increase of 16.4% from the second quarter of 2006. On a sequential basis our revenues were up 4.6%, at the high end of our guidance range. New product sales accounted for 33.5% of revenue, compared to 24.9% just one year ago.

      o Gross profit for the second quarter increased 11.8% to $30.7 million, compared to the same period last year. On a sequential basis, gross profit dollars were up 3.9% as demand picked up with a 7.2% increase in units. Gross margin was off 20 basis points sequentially at 31.9% as the ASPs declined 2.4%.

            Over the course of 2007 we should see opportunities for margin expansion as we transitioned analog production from the currently outsourced packaging to our state-of-the art facilities, and as we benefit from the consolidation of our analog manufacturing at our facilities in Shanghai, and introduce newly developed products.

      o Selling, General & Administrative expenses for the quarter were 13.9% of revenue or $13.4 million, compared to 14.2% of revenue or $11.8 million, in the comparable quarter last year. Included in second quarter 2007 SG&A was $1.2 million in non-cash, FAS123R, share-based compensation. In the earnings release we have included a table to reconcile the impact of share-based compensation expense to our reported results.

      o Research and development investment in the quarter was $3.2 million, or 3.3% of revenue, compared to $2.1 million, or 2.5% of revenue, in the second quarter of 2006. The R&D increase was primarily the result of the APD acquisition in the fourth quarter of 2006. We continue to enhance our research and development capabilities to support our broader market focus and position us for our profitable growth objectives.

      o Restructuring charges were $1.8 million as we consolidated and moved our Taiwan analog operations into our China manufacturing facilities.

      o Our effective income tax rate in the second quarter was 14.8%, compared to 16.5% for the previous quarter, and 19.8% for the same period last year. The lower effective tax rate reflects additional tax planning efforts aimed at lower planned foreign earnings repatriations in 2007. Going forward, we currently anticipate our consolidated tax rate to be in the mid teens.

      o Adjusted net income, which excludes the one-time restructuring costs of 1.8 million and $1.4 million in FAS123R, non-cash stock option expense increased 16.2% year-over-year to $15 million, or $0.53 per diluted share (and $0.35 split adjusted), up from $12.9 million, or $0.45 per diluted share (and $0.30 split adjusted), in the second quarter of 2006, and $0.50 per diluted share (or $0.33 split adjusted) last quarter.

      o Cash flow from operations for the quarter was $21.5 million, a 19% increase compared to $18 million for the same period last year.

      o Turning to the balance sheet, at the end of the quarter we had $352 million in total cash and short-term investments, $420 million in working capital, and $239 million in long-term term debt including the convertible bond.

      o Our total debt-to-equity ratio was 1.0 for the second quarter, while our total debt-to-assets ratio was 50%.

      o Inventories ended the second quarter at $48.6 million, with inventory days at 63 compared to 61 days the previous quarter and we believe we are properly positioned to support our revenue growth in the third quarter.

      o Accounts receivable days were 80 days in the second quarter compared to 81 days in the prior quarter.

      o Capital expenditures for the current quarter were $14.9 million and $27.3 million for the first half of 2007, representing 14.5% of revenue, ahead of our full-year estimate as we continue to invest for expected growth. Depreciation expense for the second quarter and first six months of 2007 was $6.2 million and $12.0 million, respectively.

We had originally planned our 2007 Capital Expenditures to be at the upper end of our 10-12% model, and front-loaded in the first half of the year to allow us to take advantage of projected second half growth prospects.

Our first half actual at 14.5% of revenue is in line with this plan. We are continuing to evaluate our second half Capital Expenditures plans in light of our original plan and the developing second half market environment.

Turning to our Outlook...

With the backdrop of improved market conditions and as we move into the seasonally stronger part of the year, we remain confident that Diodes' focus on the application specific standard products within the broad discrete and analog market, while leveraging our cost efficient manufacturing base, positions us well to continue to deliver profitable growth in the quarters ahead.

Coming off a quarter where we saw expanding demand, and with a book-to-bill ratio above one, we currently expect to see third quarter 2007 revenue grow another 6 to 9% sequentially, with slightly improved gross profit margin.

With that said, I'm now going to turn the discussion over to Mark King, our Senior VP of Sales and Marketing. Mark will discuss our new products, market opportunities, and give you a view on the direction of the general marketplace.

Markets and Growth Strategies - Mark King

Thanks, Carl and good morning.

During the second quarter we made solid progress along our new product road map in the discrete, analog and hall sensor categories. Sales of new products reached 33.5% of total, driven by products in our QFN and PowerDI(TM) lines, as well as our analog and Zener lines.

We had an exceptionally active period for new product introductions, releasing 54 products from 13 product families in the quarter, including 11 SBR(R), 6 analog and 3 hall-sensor devices. Earlier in the quarter, we launched a new series of low threshold MOSFETs, optimized for low voltage applications common to ultra-miniature electronic devices.

We also made several new additions to our SBR(R) product family leveraging our proprietary high performance PowerDI(TM) as well as our ultra-miniature DFN1006 packages. The combination of our SBR(R) technology with our advanced ultra-miniature packaging capability has pushed the boundaries of innovation.

During the second quarter we also introduced a new family of high-efficiency ultra-low V(F) SBR(R) rectifiers targeting the PC power supply market. And more recently, we launched the breakthrough 300V SBR(R) targeted at high power applications in consumer electronics, industrial applications and telecom, among others.

We also launched dual and quad low-voltage Op-Amp and Comparators for providing critical circuit functions targeted at the rapidly expanding low-voltage product segment. And we launched the AH1884, a new hall sensor switch for small portable applications that offers greater performance than comparable products available in the market.

In addition, we expanded our portfolio of high-efficiency DC-DC PWM Buck Converters with the introduction of the AP1533, a 1.8A Asynchronous Converter for use in a wide range of computing and consumer electronic applications.

With these product introductions, Diodes continues to drive technology forward, setting new industry standards, expanding our product breath, and positioning us well to deliver on our profitable growth objectives.

Starting with Geographic Breakout...

Market share for Diodes' products remained at all time highs in the second quarter.

Asia sales volume increased sequentially driven by OEM sales in the consumer and computer segments, and contributed 75% of our second quarter sales; core end equipment categories such as LCD TVs and monitors, notebooks, set-top boxes and datacom were up strongly in the quarter, whereas digital audio players and motherboards showed modest improvements.

Distributor point of purchase, or POP, was down in the second quarter, with rising point of sale, POS, and with distributor inventories at healthy levels.

Next, in North America...

Sales were down sequentially coming off a stronger than expected first quarter. OEM sales, however, were up 2% driven by set-top box, security and portable medical devices. OEM strength in North America has been partially offset by continued movement towards Asian assembly. North America distributor POP and POS were down 5% in the second quarter with inventory down in line with sales.

Design activity in the quarter was high with 130 new part qualifications at 35 customers, with 16 of these being analog designs.

Wafer sales were down 17% as we consumed more wafer internally, while wafer ASPs were down 7%.

Finally, in Europe...

The market was down slightly during the second quarter coming off a record first quarter, with OEM sales down 4% and distributor point of purchase down 3% sequentially. Distributor point of sales continued to climb, growing 21% to a new record. Europe accounted for 4% of sales in the quarter.

Our momentum in Europe continue to expand with 38 design wins at 21 accounts in the second quarter, including 1 significant SBR(R) win, 7 new analog design wins, 1 hall sensor win, and a key ASMCC win.

We are particularly pleased with our new distribution agreement with SILICA, an Avnet company, and one of the largest distributor of semiconductor products in Europe. SILICA's highly specialized semiconductor focus and extensive local presence will improve our ability to service our customer's logistic requirements, enhance our competitiveness and strengthen Diodes' brand recognition.

Moving to Market Segments...

For the second quarter, our segment breakout was: 38% consumer, 36% computer and peripherals, 15% telecom, 10% industrial, and 2% automotive.

Now I'll go into Design Wins...

Design activity is very positive. We had multiple design wins at over 70 accounts globally. The activity around our new SBR(R) technology continues to be strong across all regions. We had significant design wins at 5 accounts in the quarter for end use applications ranging from printers to welding equipment. More importantly, the in process design volume is quite high and initial customer input continues to present new product opportunities.

Design wins for our commodity analog products continue to gain traction in North America and Europe. In the second quarter we had wins in Wireless LAN and VoIP, as well as cable modem and graphic cards. In Asia, standard analog design activity was strong in LCD TV and motherboards, set-top boxes, and portable DVD.

We continue to see strong interest in our Omnipolar hall sensor platform and the pending design activity is quite high. We had wins in cell phones, notebooks, industrial control, and personal hygiene devices. The product development on this line has been brisk in response to specific customer requirements and we expect this line will become a key driver in the quarters to come

On the discrete side we had a very strong quarter in our propriety PowerDI line with wins in solar panel, LCD module, DC Fan, digital audio player, and industrial timing to name a few. We also continue to see robust and expanded interest in out DFN leadless packages especially our new 0.4mil thick devices, our recently announced low threshold MOSFET line and our application specific line.

The synergy between the analog and discrete product lines continues to present opportunities with our customers.

In Summary...

Diodes made excellent progress in implementing our strategy of innovation and profitable growth with:

      solid financial results,
      a record level of design wins,
      best-in-class product launches,
      and expanded distribution capabilities.

Our high volume of new product launches and design wins provide us confidence we will sustain this positive momentum going into the third quarter.

In the second half of 2007, we expect to continue to expand our market share in both the discrete and standard analog markets, realize further cost and cross-selling synergies from our prior acquisitions, and accelerate the pace of product innovation through our expanded global R&D platform.

In addition, we continue to actively evaluate acquisitions that could accelerate our growth, by enhancing our product breadth, expanding our customer base and broadening our geographic footprint.

With that, let's open the floor to questions. Operator?